UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June [ ], 2015
Date of earliest event reported: March 31, 2015

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Promissory Note with Vis Vires Group

On March 31, 2015, Hydrocarb Energy Corporation (the “Company”, “we” and “us”), sold Vis Vires Group, Inc. (“Vis Vires”) a Convertible Promissory Note in the principal amount of $414,500 (the “Vis Vires Convertible Note”), pursuant to a Securities Purchase Agreement, dated and entered into on March 31, 2015. The Vis Vires Convertible Note bears interest at the rate of 8% per annum (22% upon an event of default) and is due and payable on April 2, 2016. The Vis Vires Convertible Note provides for customary events of default such as failing to timely make payments under the Vis Vires Convertible Note when due. Additionally, upon the occurrence of certain fundamental defaults, as described in the Vis Vires Convertible Note, we are required to repay Vis Vires liquidated damages in addition to the amount owed under the Vis Vires Convertible Note.

The principal amount of the Vis Vires Convertible Note and all accrued interest is convertible at the option of the holder thereof into our common stock at any time following the 180th day after the Vis Vires Convertible Note was issued. The conversion price of the Vis Vires Convertible Note is equal to the greater of (a) 50% multiplied by the average of the lowest five closing bid prices of our common stock during the fifteen trading days immediately prior to the date of any conversion; and (b) $0.00005.

The Vis Vires Convertible Note included a $9,500 original issue discount and we paid $5,000 of Vis Vires’s attorney’s fees in connection with the sale of the Vis Vires Convertible Note and as such, the net amount, before our expenses, that we received upon sale of the Vis Vires Convertible Note was $400,000.

We are required to keep reserved from our authorized but unissued shares of common stock 8 million shares of common stock issuable upon conversion of the Vis Vires Convertible Note at all times and if we fail to keep such amount reserved it is considered an event of default under the Vis Vires Convertible Note.

At no time may the Vis Vires Convertible Note be converted into shares of our common stock if such conversion would result in Vis Vires and its affiliates owning an aggregate of in excess of 9.99% of the then outstanding shares of our common stock.

We may prepay in full the unpaid principal and interest on the Vis Vires Convertible Note, upon notice, any time prior to the 180th day after the issuance date. Any prepayment is subject to payment of a prepayment amount ranging from 110% to 135% of the then outstanding balance on the Vis Vires Convertible Note (inclusive of accrued and unpaid interest and any default amounts then owing), depending on when such prepayment is made.

We also deposited 750,000 shares of our common stock into escrow with Vis Vires’s counsel to secure the repayment of the Vis Vires Convertible Note, which shares are to be held in escrow and released to Vis Vires only upon the occurrence of an event of default under the Vis Vires Convertible Note.

We hope to repay the Vis Vires Convertible Note prior to any conversion.

Private Offering of Units

On or around June 10, 2015, we began a private offering, to accredited and non-U.S. investors, intended to be exempt from registration pursuant to an exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation S, as applicable, of up to 150 units (“Units”), each consisting of (a) 25,000 shares of the restricted common stock of the Company (the “Shares”); and (b) $100,000 in face amount of Convertible Subordinated Promissory Notes (each a “Note”).

The Notes have a term of three years. Interest on the Notes accrues quarterly in arrears, at an annualized percentage interest rate equal to the average quarterly closing spot price of West Texas Intermediate Crude oil divided by ten, plus two (the “WTI Interest Rate”), which resets on a quarterly basis, provided that if the average quarterly closing spot price is less than $50 in any quarter, the applicable interest rate for the following quarter is 0% per annum. For example, if the average quarterly closing spot price was $60 for the prior quarter, the applicable interest rate for the next quarter would be 8% per annum ($60 / 10 = 6 + 2 = 8%). The Notes accrue interest, quarterly in arrears, which accrued interest is added to the principal balance of the Notes until the earlier of (a) the date the Notes are converted into Series B Convertible Preferred Stock (as discussed below); and (b) January 31, 2016 (provided that after January 31, 2016, interest is payable quarterly in arrears in cash). The Notes may be prepaid at any time prior to maturity, subject to a 15% prepayment penalty. At any time prior to the earlier of (a) the payment in full of the applicable Note and (b) the Conversion Date (defined below), the applicable Note and all accrued interest thereon is convertible into common stock of the Company at the option of the holder at a conversion price of $4 per share. Notwithstanding the above, on the date, if ever, as the Company has filed a designation of Series B Convertible Preferred Stock (described below) with the Secretary of State of Nevada (the “Conversion Date”), the Notes, and any and all accrued and unpaid interest thereon, automatically convert into shares of Series B Convertible Preferred Stock at a conversion price of $1,000 per Series B Convertible Preferred Stock share (with any remaining amount payable in cash at the time of conversion). The Notes contain standard and customary events of default, subject where applicable to a ten day cure right, and accrue interest at the rate of 12% per annum in the event of an occurrence of an event of default, provided that the holders may with written notice, upon the occurrence of an event of default, demand the entire outstanding balance of the Notes be immediately paid in full. The payment of the notes is subordinate in all cases to the amounts owed by the Company to its senior lenders under that certain Amended and Restated Credit Agreement, originally dated as of August 15, 2014 and amended and restated as of June 10, 2015 (the “Credit Agreement”).

Series B Convertible Preferred Stock

The proposed Series B Convertible Preferred Stock, which is subject to the approval at our 2015 annual meeting of stockholders of (a) an amendment to our Articles of Incorporation, to authorize our Board of Directors to designate series of preferred stock with such rights and privileges as it may determine in its sole authority; or (b) an amendment to our Articles of Incorporation to amend our Articles of Incorporation to provide for the designation of a series of Series B Convertible Preferred Stock, has the rights and privileges described below. No Series B Convertible Preferred Stock will be issued by us, until such time, if ever, as such Series B Convertible Preferred Stock is approved by the Board of Directors (in the event the stockholders approve the amendment described in (a) above, but not the amendment described in (b) above) or the stockholders (in the event the stockholders approve the amendment described in (b) above). Shortly after this filing, we plan to file an updated Schedule 14A proxy statement setting forth, among other things, the terms and conditions of the amendments described in (a) and (b) above, and requesting stockholder approval at our annual meeting for the approval of such amendments, each of which will require the affirmative vote of stockholders holding at least a majority of our outstanding voting shares.

We plan to designate a total of 35,000 shares of Series B Convertible Preferred Stock, subject to stockholder approval. The Series B Convertible Preferred Stock has a face value of $1,000, and accrues a quarterly dividend (based on each calendar quarter), beginning on the first day of the first full month following the initial issuance date of the Series B Convertible Preferred Stock, equal to the WTI Interest Rate multiplied by the face value of each share of Series B Convertible Preferred Stock ($1,000 per share). Until the end of the third calendar quarter following the initial issuance date of the Series B Convertible Preferred Stock (the “Accrual Period”), dividends accrue and are paid in additional shares of Series B Convertible Preferred Stock based on the face value of the Series B Convertible Preferred Stock (provided that any dividends representing less than the face value accrue until the next period (if they then total the face value of one share of Series B Convertible Preferred Stock) or the end of the Accrual Period when they are payable in cash). Any dividends not paid when due accrue interest at the rate of 12% per annum until paid in full.

The Series B Convertible Preferred Stock has the right to participate in dividends and other non-stock distributions of the Company as if such Series B Convertible Preferred Stock had previously been converted into common stock. The Series B Convertible Preferred Stock contains a liquidation preference equal to its face value, which takes priority over the securities of the Company other than, the Series A Preferred Stock, amounts owed by the Company under the Credit Agreement, as well as any future debt used to refinance, repay or supplement the Credit Agreement, capital leases, senior debt in place as of the original issuance date of the Series B Convertible Preferred Stock and any other securities which the Company may determine to provide first priority interests to in the event of a liquidation of the Company, provided that the Series B Convertible Preferred Stock shall always have a liquidation preference over the common stock.

Each Series B Convertible Preferred Stock share is convertible, at any time, at the option of the holder, into 250 shares of common stock, and all accrued and unpaid dividends are convertible into common stock of the Company at the option of the holder at any time, at the rate of $4 per share. Each Series B Convertible Preferred Stock share votes together with the common stock on all shareholder matters, and not as a separate class, and has the right to vote 250 voting shares on all shareholder matters. The Series B Convertible Preferred Stock and any and all accrued and unpaid dividends thereon also automatically convert, upon the Company’s common stock (as adjusted for stock splits and similar events) closing at or above $7 per share for a period of at least thirty consecutive trading days, into shares of common stock in an amount equal to (i) the number of shares of Series B Convertible Preferred Stock held by each holder multiplied by the face value of the Series B Convertible Preferred Stock ($1,000 per share), plus (ii) any and all accrued dividends, divided by the conversion price ($4 per share). The Series B Convertible Preferred Stock contains no preemptive rights. The Series B Convertible Preferred Stock has no redemption rights, provided the Company is able, pursuant to the terms of the Series B Convertible Preferred Stock to negotiate, from time to time, mutually agreeable redemption terms with any or all of the Series B Convertible Preferred Stock holders (which terms and conditions need not be consistent from holder to holder).

In the event all designated shares of Series B Convertible Preferred Stock are issued, and notwithstanding any accrued and unpaid dividends on the Series B Convertible Preferred Stock, which in the event of an automatic conversion are payable in shares of common stock, a total of 8,750,000 shares of common stock are potentially issuable upon conversion of the Series B Convertible Preferred Stock, which if issued, will cause dilution to the ownership percentage of existing shareholders.

So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company cannot, without first obtaining the approval of the holders of a majority in interest of the Series B Convertible Preferred Stock, voting together as a single class (a) effect an exchange, reclassification, or cancellation of all or a part of the Series B Convertible Preferred Stock (except in connection with a recapitalization which effects the conversion price of the Series B Convertible Preferred Stock and/or a combination in which the holders of the Series B Convertible Preferred Stock have the right to participate on an as-converted basis); (b) effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series B Convertible Preferred Stock (except in connection with a recapitalization which effects the conversion price of the Series B Convertible Preferred Stock and/or a combination in which the holders of the Series B Convertible Preferred Stock have the right to participate on an as-converted basis); (c) alter or change the rights, preferences or privileges of the shares of Series B Convertible Preferred Stock so as to affect adversely the shares of such series; or (d) amend or waive any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series B Convertible Preferred Stock so as to affect adversely the shares of Series B Convertible Preferred Stock.

Kent P. Watts Exchange Agreement

On December 9, 2013 (“Acquisition Date”), we acquired Hydrocarb Corporation (“HCN” and the “HCN Acquisition”) pursuant to a Share Exchange Agreement (“HCN Exchange Agreement”) dated November 27, 2013. The purchase price was 8,396,667 shares of the Company’s common stock to HCN’s stockholders in exchange for 100% of the outstanding equity interest in HCN and 8,188 shares of the Company’s Series A Preferred Stock to Kent P. Watts, the Company’s Chief Executive Officer and Chairman,in exchange for 100% of the outstanding convertible preferred stock of HCN. At the date of closing the 8,396,667 shares of common stock issued had a market valuation of $64,990,200 (based on market closing price of $7.74 on December 9, 2013) and the preferred stock issued had a value of $3,275,200 (8,188 shares at a par value of $400).

In connection with certain due diligence subsequently undertaken by the Company, it came to the attention of management, that although the Company previously believed, on advice of prior counsel, that the Board of Directors of the Company had the authority under the Company’s Articles of Incorporation, as amended, to unilaterally authorize preferred stock, including the designation of the Series A Preferred, that under applicable Nevada law, unless such preferred stock is specifically authorized in a Nevada corporation’s articles no preferred stock can be designated or issued. As such, our Board of Directors did not have authority under the Articles of Incorporation, as amended, and applicable Nevada law to designate the Series A Preferred or to file such certificate of designations with the Secretary of State of Nevada. Consequently, we now believe that the Series A Preferred was never validly issued or outstanding and the filing of the Series A Preferred designation with the consent of the Board of Directors and without shareholder approval, was invalid and had no legal effect.

Notwithstanding the above, the documentation relating to the designation of the Series A Preferred was filed with and accepted by the Secretary of State of Nevada and the Company has previously been treating the Series A Preferred as validly issued and outstanding. For example, during the year ended July 31, 2014, Mr. Watts purportedly earned dividends of $150,548 on such securities and as of the date of the exchange by Mr. Watts of the right to receive the Series A Preferred (as described below) a total of $327,879 in dividends had accrued.

On June 10, 2015, with the approval of the Board of Directors of the Company (i.e., Mr. Watts personally, and Mr. Chris Herndon), Mr. Watts exchanged all rights he had to the 8,188 shares of Series A 7% Convertible Voting Preferred Stock (which were required to have a face value of $3,275,200) pursuant to the terms of the HCN Exchange Agreement (as described in greater detail above), and accrued and unpaid dividends which would have been due thereunder, assuming such Series A 7% Convertible Voting Preferred Stock was correctly designated and issued at the time of the HCN Exchange Agreement, totaling, $327,879, into 32 Units. Specifically, Mr. Watts received an aggregate of 800,000 shares of common stock and a Convertible Promissory Note with an aggregate principal amount of $3.2 million and a maturity date of June 10, 2018 (the “Watts Note”) in connection with the Exchange Agreement.

Finally, Mr. Watts has agreed that in the event the Company should raise at least $10.5 million through the offering of the Units (not including his exchange of the rights to the Series A Preferred for Units), he will convert the $600,000 promissory note he is owed into Units or Series B Convertible Preferred Stock, in his discretion and as applicable, and the Company will be responsible for repaying any remaining amount (accrued interest for example) in cash.

Amended and Restated Credit Agreement and Related Agreements

Effective June 10, 2015, we entered into an Amended and Restated Credit Agreement (the “Restated Credit Agreement”) as borrower, along with Shadow Tree Capital Management, LLC, as agent (the “Agent”), and Shadow Tree Funding Vehicle A—Hydrocarb LLC and Quintium Private Opportunities Fund, LP, as lenders (collectively, the “Lenders”), which amended and restated in its entirety the Credit Agreement originally entered into between us, the Agent and the Lenders dated as of August 15, 2014 (as disclosed in our Current Report on Form 8-K filed with the SEC on August 31, 2015) and previously amended on February 17, 2015 (as amended as of the date of the Restated Credit Agreement and prior to the amendments affected by the Restated Credit Agreement, the “Original Credit Agreement”).

The Restated Credit Agreement, increased the amount of interest due on additional loans made pursuant to the terms of the Restated Credit Agreement (provided that no additional loans were made under the credit agreement prior to the additional loans made in connection with the Restated Credit Agreement as discussed below) to 16% per annum (from 14% per annum pursuant to the prior terms); accelerated the maturity date of amounts borrowed from the Lenders under the credit agreement to November 30, 2015 (previously amounts borrowed were due August 15, 2016); provided for the Lenders to make additional loans of $475,632 (less an aggregate of $73,023 in fees and expenses, not including placement and other fees totaling 6% of the amount borrowed) as of the date of the Restated Credit Agreement, which loans have been made to date; removed the right of the Company to request further loans under the credit agreement; provided for the payment to the Lenders of an exit fee in the amount of 4% of the amount repaid under the Restated Credit Agreement, if repaid in full prior to July 31, 2015, and 5% of such repaid amount if repaid after July 31, 2015; provided for the immediate issuance of an aggregate of 32,500 shares of the Company’s restricted common stock to the Lenders and the termination of any other requirements of the Company to issue additional shares to the Lenders pursuant to the terms of the credit agreement (previously 32,500 shares were due on the 18 month anniversary of the original closing and 25,000 shares were due on the 21 month anniversary of the original closing); required us to make all contractually required payments to Linc Energy LLC and make all necessary payments to and take or cause to be taken all other commercially reasonable actions to cause the Redfish Reef field to be both producing and distributing meaningful quantities of oil and gas no later than July 15, 2015, subject to circumstances beyond our control; modified certain of the covenants described in the Original Credit Agreement; waived, effective as of the date of the Restated Credit Agreement all previously defaults which the Lenders had notice of under the Original Credit Agreement; and effected various non-material revisions and updates to the Original Credit Agreement.

In connection with the amendments to the Original Credit Agreement discussed above, we also entered into a First Amendment to Stock Grant Agreement and additional promissory notes evidencing the additional loan described above in the aggregate amount of $475,632 with the Lenders (the “Additional Notes”).

* * * *

The description of the Vis Vires Convertible Note, Vis Vires Securities Purchase Agreement, Exchange Agreement, Notes (including the Watts Note), Series B Convertible Preferred Stock, Amended Credit Agreement, First Amendment to Stock Grant Agreement and Additional Notes above are qualified in their entirety by the terms of the Vis Vires Convertible Note, Vis Vires Securities Purchase Agreement, Exchange Agreement, Notes (including the Watts Note), Form of Certificate of Designation of Hydrocarb Energy Corporation Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock, Amended Credit Agreement, First Amendment to Stock Grant Agreement and Additional Notes, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 99.1, 10.5, 10.6, 10.7 and 10.8, respectively, and the terms of which are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Watts Note described above in Item 1.01 (as well as any other Notes sold as part of the Unit offering (as described in Item 1.01 above)) is incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, on March 31, 2015, we sold Vis Vires the Vis Vires Convertible Note in the aggregate principal amount of $414,500, which as described above, is convertible into shares of our common stock.

As described above in Item 1.01, on June 10, 2015, the Company agreed to issue Mr. Watts 32 Units, consisting of an aggregate of 800,000 shares of the Company’s restricted common stock and a Convertible Promissory Note (with the terms described above) in the aggregate amount of $3.2 million.

As described above in Item 1.01 of this Current Report, we agreed to issue 32,500 shares of restricted common stock of the Company to the Lenders pursuant to the Restated Credit Agreement on June 10, 2015.

We believe that the issuances of the securities described above were exempt from registration pursuant to (a) Section 4(a)(2) of the Securities Act; and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were all privately negotiated, and none involved any kind of public solicitation. No underwriters or agents were involved in the foregoing issuances and grants and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. All recipients (a) were “accredited investors” and/or (b) either received adequate information about us or had access, through employment or other relationships, to such information, to make an informed investment decision regarding the securities.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Convertible Promissory Note dated March 31, 2015 by Hydrocarb Energy Corporation in favor of Vis Vires Group, Inc. in the principal amount of $414,500
10.2*	Securities Purchase Agreement dated March 31, 2015 between Hydrocarb Energy Corporation and Vis Vires Group, Inc.
10.3*	Exchange Agreement between Hydrocarb Energy Corporation and Kent P. Watts (June 10, 2015)
10.4*	Convertible Promissory Note ($3,200,000) owed to Kent P. Watts
10.5*	Amended and Restated Credit Agreement dated as of June 10, 2015, by and among Hydrocarb Energy Corporation, as borrower, Shadow Tree Capital Management, LLC, as agent, and the Lenders thereto
10.6*	First Amendment to Stock Grant Agreement between Hydrocarb Energy Corporation and the Lenders dated June 10, 2015
10.7*	$365,724 Term Loan Note dated June 10, 2015 payable by Hydrocarb Energy Corporation to Shadow Tree Funding Vehicle A-Hydrocarb LLC
10.8*	$118,908 Term Loan Note dated June 10, 2015 payable by Hydrocarb Energy Corporation to Quintium Private Opportunity Fund, LP
99.1*	Form of Certificate of Designation of Hydrocarb Energy Corporation Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 19, 2015	Hydrocarb Energy Corporation

/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Convertible Promissory Note dated March 31, 2015 by Hydrocarb Energy Corporation in favor of Vis Vires Group, Inc. in the principal amount of $414,500
10.2*	Securities Purchase Agreement dated March 31, 2015 between Hydrocarb Energy Corporation and Vis Vires Group, Inc.
10.3*	Exchange Agreement between Hydrocarb Energy Corporation and Kent P. Watts (June 10, 2015)
10.4*	Convertible Promissory Note ($3,200,000) owed to Kent P. Watts
10.5*	Amended and Restated Credit Agreement dated as of June 10, 2015, by and among Hydrocarb Energy Corporation, as borrower, Shadow Tree Capital Management, LLC, as agent, and the Lenders thereto
10.6*	First Amendment to Stock Grant Agreement between Hydrocarb Energy Corporation and the Lenders dated June 10, 2015
10.7*	$365,724 Term Loan Note dated June 10, 2015 payable by Hydrocarb Energy Corporation to Shadow Tree Funding Vehicle A-Hydrocarb LLC
10.8*	$118,908 Term Loan Note dated June 10, 2015 payable by Hydrocarb Energy Corporation to Quintium Private Opportunity Fund, LP
99.1*	Form of Certificate of Designation of Hydrocarb Energy Corporation Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock

* Filed herewith.